Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Contact:
Kathleen Bela, Investor Relations, phone: 510/572-4566, e-mail: kathleen.bela@lamrc.com
Lam Research Corporation Announces Earnings for the Quarter Ended
March 26, 2006
FREMONT, Calif., April 12, 2006—Lam Research Corporation (NASDAQ: LRCX) today announced earnings for the quarter ended March 26, 2006. Revenue for the period was $437.4 million, and net income was $86.3 million, or $0.60 per diluted share, compared to revenue of $358.2 million, and net income of $77.8 million, or $0.55 per diluted share, for the December 2005 quarter. Gross margin was $219.7 million and operating expenses were $109.4 million for the March 2006 quarter compared to gross margin of $177.5 million and operating expenses of $100.6 million for the December 2005 quarter.
The Company believes the presentation of ongoing results, which excludes certain special items, is useful for analyzing ongoing business trends. A table presenting a reconciliation of ongoing performance to results under U.S. Generally Accepted Accounting Principles (GAAP) is included at the end of this press release and on the Company’s web site. The March 2006 quarter ongoing presentation removes the effect of tax expense associated with the Company’s decision to repatriate up to $150 million of foreign earnings in the June 2006 quarter under the provisions of the American Jobs Creation Act. In the December 2005 quarter, there were no significant differences between the ongoing results and the results under U.S. GAAP.
Gross margin as a percent of revenue for the March 2006 quarter was 50.2 percent compared to 49.5 percent in the December 2005 quarter. Operating expenses increased during the quarter as planned at $109 million. Equity compensation expense recorded in cost of goods sold and operating expenses was $1.3 million and $4.7 million, respectively, during the March 2006 quarter. Ongoing net income increased to $93.7 million, or $0.65 per diluted share, in the March 2006 quarter compared with ongoing net income of $77.8 million, or $0.55 per diluted share, for the December 2005 quarter.
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Lam Announces Earnings for the March 2006 Quarter	Page 2 of 7
New orders recorded in backlog increased 29 percent sequentially to $520 million. The geographic distribution of new orders as well as revenue during the March quarter is shown in the following table:

Region	New Orders	Revenue
North America	15%	15%
Europe	15%	13%
Japan	13%	15%
Korea	29%	29%
Asia Pacific	28%	28%
Cash and cash equivalents, short-term investments and restricted cash balances were $1.1 billion at the end of March, and cash flows provided by operating activities were $109.6 million during the quarter. Condensed Consolidated Statements of Cash Flows are included at the end of this press release. Deferred revenue and deferred profit balances were $195.3 million and $119.2 million, respectively. At the end of the period, unshipped orders in backlog were constant at approximately $404 million, and the anticipated future revenue value of orders shipped from backlog to Japanese customers that are not recorded as deferred revenue was approximately $90 million.
“Market share gains and solid execution drove strong results for the March quarter,” stated Steve Newberry, president and chief executive officer of Lam. “We achieved important new application wins with our diversified portfolio of etch systems and believe our innovative and production-proven technology will enable us to post gains in market share in calendar 2006. Recently, at our analyst and investors event, we announced our entrance into the clean and strip market segments and believe these areas will provide additional opportunities for growth in the future.”
“Revenue grew 22 percent in the quarter and operating income grew 43 percent, when compared to the December quarter, and we generated cash from operations at 25 percent of revenue. We are committed to creating value for our customers, shareholders, and employees, and believe we are demonstrating the results of that commitment throughout our business,” Newberry concluded.
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Lam Announces Earnings for the March 2006 Quarter	Page 3 of 7
Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to expectations of future market share gains, additional opportunities for growth and our ability to create value for our customers, shareholders, and employees in the future. Some factors that may affect these forward-looking statements include: changing business conditions in the semiconductor industry and the overall economy and our plans for reacting to those changes, changing customer demands, success of our competitors’ strategies including development of new technologies by our competitors that could affect our market share, our ability to compete successfully in the clean and strip market segments, and the success of our research and development programs. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including specifically the report on Form 10-K for the year ended June 26, 2005, and Form 10-Q for the quarter ended December 25, 2005, which could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.
Lam Research Corporation is a major provider of wafer fabrication equipment and services to the world’s semiconductor industry. Lam’s common stock trades on The NASDAQ National Market® under the symbol LRCX. Lam is a NASDAQ-100® company. The Company’s World Wide Web address is http://www.lamresearch.com.
Consolidated Financial Tables Follow
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Lam Announces Earnings for the March 2006 Quarter	Page 4 of 7
LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 26,	December 25,	March 27,	March 26,	March 27,
	2006	2005	2005	2006	2005
Total revenue	$437,423	$358,245	$349,337	$1,116,575	$1,148,686
Cost of goods sold	217,769	180,735	174,767	563,332	560,453

Gross margin	219,654	177,510	174,570	553,243	588,233
Gross margin as a percent of revenue	50.2%	49.5%	50.0%	49.5%	51.2%
Research and development	61,083	55,742	47,226	168,067	144,641
Selling, general and administrative	48,303	44,859	34,518	138,317	120,920
Restructuring charges, net	—	—	14,201	—	14,201

Total operating expenses	109,386	100,601	95,945	306,384	279,762
Operating income	110,268	76,909	78,625	246,859	308,471
Operating margin as a percent of revenue	25.2%	21.5%	22.5%	22.1%	26.9%
Other income, net	7,828	9,308	643	25,624	1,949

Income before income taxes	118,096	86,217	79,268	272,483	310,420
Income tax expense	31,759	8,439	19,817	58,877	77,605

Net income	$86,337	$77,778	$59,451	$213,606	$232,815

Net income per share:
Basic	$0.62	$0.57	$0.42	$1.55	$1.69

Diluted	$0.60	$0.55	$0.41	$1.49	$1.64

Number of shares used in per share calculations:
Basic	140,122	136,572	139,967	137,703	137,566

Diluted	144,846	142,525	144,756	143,298	142,362

Lam Announces Earnings for the March 2006 Quarter	Page 5 of 7
LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 26,	December 25,	June 26,
	2006	2005	2005
	(unaudited)	(unaudited)	(1)
Assets:
Cash and cash equivalents	$757,845	$633,782	$482,250
Short-term investments	233,528	258,463	$327,003
Accounts receivable, net	319,150	279,185	232,005
Inventories	144,259	114,051	110,051
Other current assets	84,986	95,012	93,527

Total current assets	1,539,768	1,380,493	1,244,836
Property and equipment, net	43,903	41,652	41,082
Restricted cash	85,038	85,038	85,038
Other assets	70,116	75,088	77,859

Total assets	$1,738,825	$1,582,271	$1,448,815

Liabilities and stockholders’ equity:
Current liabilities	$507,309	$439,191	$379,133

Other long-term liabilities	$1,605	$1,279	$2,786
Stockholders’ equity	1,229,911	1,141,801	1,066,896

Total liabilities and stockholders’ equity	$1,738,825	$1,582,271	$1,448,815

(1)	Derived from audited financial statements.

Lam Announces Earnings for the March 2006 Quarter	Page 6 of 7
LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 26,	December 25,	March 27,	March 26,	March 27,
	2006	2005	2005	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$86,337	$77,778	$59,451	$213,606	$232,815
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,208	4,995	6,324	16,235	19,212
Deferred income taxes	17,935	(647)	(13,413)	32,662	38,165
Restructuring charges, net	—	—	14,201	—	14,201
Stock-based compensation	6,029	6,044	74	17,319	367
Income tax benefit from stock option exercises	—	—	30,353	—	30,353
Other, net	(864)	109	1,308	1,087	2,631
Change in working capital accounts	(5,010)	23,126	3,001	(12,488)	(45,698)

Net cash provided by operating activities	109,635	111,405	101,299	268,421	292,046

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(6,447)	(5,036)	(4,640)	(16,141)	(18,623)
Net sales (purchases) of available-for-sale securities	26,703	14,191	30,976	92,492	(27,744)

Net cash provided by/(used for) investing activities	20,256	9,155	26,336	76,351	(46,367)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital lease	(67)	—	—	(67)	—
Treasury stock purchases	(73,602)	(61,917)	(67,793)	(214,209)	(67,793)
Reissuances of treasury stock	4,515	—	—	9,652	—
Proceeds from issuance of common stock	61,602	61,926	48,923	135,702	90,848

Net cash provided by/(used for) financing activities	(7,552)	9	(18,870)	(68,922)	23,055

Effect of exchange rate changes on cash	1,724	(1,605)	1,524	(255)	4,325
Net increase in cash and cash equivalents	124,063	118,964	110,289	275,595	273,059
Cash and cash equivalents at beginning of period	633,782	514,818	326,173	482,250	163,403

Cash and cash equivalents at end of period	$757,845	$633,782	$436,462	$757,845	$436,462

Lam Announces Earnings for the March 2006 Quarter	Page 7 of 7
Reconciliation of U.S. GAAP Net Income to Ongoing Net Income
(in thousands, except per share data and percentages)

	Three Months Ended
	March 26,	December 25,
	2006	2005
U.S. GAAP net income	$86,337	$77,778
Tax expense on planned repatriation of foreign earnings	7,397	—

Ongoing net income	$93,734	$77,778

Ongoing net income per diluted share	$0.65	$0.55

Number of shares used for diluted per share calculation	144,846	142,525
U.S. GAAP income tax rate	26.9%	9.8%
Ongoing income tax rate	20.6%	9.8%